Exhibit 99.1

Ritter Pharmaceuticals Announces

1-for-10 Reverse Stock Split

Los Angeles, California, March 22, 2018 – Ritter Pharmaceuticals, Inc. (NASDAQ: RTTR) (“Ritter Pharmaceuticals” or the “Company”), a developer of novel therapeutic products that modulate the gut microbiome to treat gastrointestinal diseases with an initial focus on the development of the first FDA-approved treatment for lactose intolerance, today announced a 1-for-10 reverse split of its Common Stock, par value $0.001 per share (the “Common Stock”), effective tomorrow, March 23, 2018 (the “Effective Date”). The reverse stock split was approved by the Company’s stockholders at a special meeting of stockholders held on December 20, 2017. The specific 1-for-10 ratio was subsequently announced by the Company’s Board of Directors on March 1, 2018. The Company has filed a certificate of amendment to its amended and restated certificate of incorporation with the Secretary of the State of Delaware to effect the reverse stock split.

The Common Stock will begin trading on the NASDAQ Stock Market on a split-adjusted basis when the market opens on the Effective Date. Each ten (10) shares of Common Stock issued and outstanding immediately prior to the Effective Date will automatically be reclassified, without any action of the holder thereof, into one share of Common Stock, without any change in par value per share. The reverse stock split will affect all shares of the Company’s Common Stock outstanding immediately prior to the market opening on the Effective Date, as well as the number of shares of Common Stock available for issuance under the Company’s 2015 Equity Incentive Plan. In addition, the reverse stock split will affect a reduction in the number of shares of common stock issuable upon the exercise of stock options and warrants, and upon the conversion of the Company’s Series A Convertible preferred stock. As a result of the reverse stock split, the number of issued and outstanding shares of Common Stock will be reduced from approximately 49,406,521 to approximately 4,940,652.

No fractional shares will be issued as a result of the reverse stock split. Stockholders who otherwise would be entitled to receive a fractional share in connection with the reverse stock split will receive a cash payment in lieu of such fractional share. Corporate Stock Transfer, Inc. is acting as exchange agent for the Reverse Stock Split and will send instructions to stockholders of record who hold stock certificates regarding the exchange of their old certificates for new certificates, should they wish to do so. Stockholders who hold their shares in brokerage accounts or “street name” are not required to take any action to effect the exchange of their shares. The CUSIP number for the new Common Stock outstanding after the reverse stock split is 767836 307. Corporate Stock Transfer, Inc. can be reached at (877) 309-2764 or online.

About Ritter Pharmaceuticals

Ritter Pharmaceuticals, Inc. (www.RitterPharma.com, @RitterPharma) develops novel therapeutic products that modulate the gut microbiome to treat gastrointestinal diseases. The Company’s lead product candidate, RP-G28, has the potential to become the first FDA-approved treatment for lactose intolerance, a condition that affects millions worldwide. RP-G28 has been studied in Phase 2 trials and is now ready to commence Phase 3 clinical development. The Company is further exploring the functionality and discovering the therapeutic potential gut microbiome changes may have on treating/preventing a variety of conditions including: gastrointestinal diseases, immuno-oncology, metabolic, and liver disease.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that express the current beliefs and expectations of Ritter Pharmaceuticals’ management, including statements regarding the effectiveness of the reverse stock split. Any statements contained herein that do not describe historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results, performance and achievements to differ materially from those discussed in such forward-looking statements. Factors that could affect our actual results are included in the periodic reports on Form 10-K and Form 10-Q that we file with the Securities and Exchange Commission. These forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, except as otherwise required by law, whether as a result of new information, future events or otherwise.

Contact

Jeffrey S. Benjamin

310-203-1000

jeffrey@ritterpharma.com